                                                                EXHIBIT 4.6


                      FIFTH SUPPLEMENTAL TRUST INDENTURE


                           Dated as of June 1, 1997



                                    Between



                           RAMSAY HEALTH CARE, INC.
                     BOUNTIFUL PSYCHIATRIC HOSPITAL" INC.
                        CUMBERLAND MENTAL HEALTH, INC.
                EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION
                           HAVENWYCK HOSPITAL, INC.
                        MESA PSYCHIATRIC HOSPITAL, INC.
                                      AND
                 PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC.

                                      AND

                             THE BANK OF NEW YORK

                                      AND

                               THOMAS ZAKRZEWSKI

                                  AS TRUSTEES

                               TABLE OF CONTENTS

                                                                            PAGE

Section 1.       Definitions...............................................    2
 Section 1.1     Definitions Contained in the Original Indenture...........    2
 Section 1.2     Amendment of Certain Definitions Contained in the Original
                 Indenture.................................................    2
 Section 1.3     New Definitions...........................................    3

Section 2.       Amendments................................................    4
 Section 2.1     Amendment of Section 2.1 to Original Indenture............    4
 Section 2.2     Amendment of Notes........................................    5
 Section 2.3     Amendment of Section 3.17 of the Original Indenture.......    5
 Section 2.4     Amendment of Section 3.18(a) of the Original Indenture....    6
 Section 2.5     Amendment of Section 3.20 of the Original Indenture.......    6
 Section 2.6     Amendment of Section 3.21(e) of the Original Indenture....    7
 Section 2.7     Amendment of Section 3.25(a) of the Original Indenture....    7
 Section 2.8     Amendment of Section 3.28 of the Original Indenture.......    7
 Section 2.9     Amendment of Section 5.2 of the Original Indenture........    8
 Section 2.10    Amendment of Section 5.4 of the Original Indenture........  .10
 Section 2.11    Amendment of Section 6.1 of the Original Indenture........   10
 Section 2.12    Amendment of Exhibits to Original Indenture...............   11

Section 3.       Miscellaneous.............................................   11
 Section 3.1     Applicability of the Original Indenture...................   11
 Section 3.2     Counterparts..............................................   11
 Section 3.3     No Legend Required........................................   12
 Section 3.4     No Responsibility of Trustees for Recitals................   12
 Section 3.5     Consent of Lenders to Supplement..........................   12
 Section 3.6     Furnishing of Documents...................................   12
 Section 3.7     Execution and Delivery of Mortgage Amendments.............   13
 Section 3.8     Payment of Fees and Expenses of Noteholders and Trustees..   13
 Section 3.9     Payment of Administrative Fee.............................   13
 Section 3.10    No Conflicts, Etc.........................................   13

                      FIFTH SUPPLEMENTAL TRUST INDENTURE

          FIFTH SUPPLEMENTAL TRUST INDENTURE dated as of June 1, 1997 (herein, called this "SUPPLEMENT") between RAMSAY HEALTH CARE, INC., a Delaware corporation (the "COMPANY"), BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation ("BOUNTIFUL PSYCHIATRIC"), CUMBERLAND MENTAL HEALTH, INC., a North Carolina corporation ("CUMBERLAND"), EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION, a North Carolina corporation ("EAST CAROLINA PSYCHIATRIC"), HAVENWYCK HOSPITAL, INC., a Michigan corporation ("HAVENWYCK"), MESA PSYCHIATRIC HOSPITAL, INC., an Arizona corporation ("MESA PSYCHIATRIC"), and PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, a Virginia corporation ("PSYCHIATRIC INSTITUTE"; together with the Company, Bountiful Psychiatric, Cumberland, East Carolina Psychiatric, Havenwyck and Mesa Psychiatric collectively being hereinafter referred to as the "OBLIGORS"), whose post office addresses are Columbus Center, One Alhambra Plaza, Suite 750, Coral Gables, Florida 33134, and THE BANK OF NEW YORK, a New York banking corporation (the "TRUSTEE"), whose post office address is Corporate Trust Division, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention Corporate Trust Department and THOMAS ZAKRZEWSKI (the "INDIVIDUAL TRUSTEE"), whose post office address is c/o The Bank of New York, Corporate Trust Division, 101 Barclay Street, Floor 21 West, New York, New York 10286, as Trustees (the Trustee and the Individual Trustee hereinafter collectively referred to as the "TRUSTEES").

          WHEREAS, the Obligors on April 30, 1990 issued their 11 6% Senior Secured Notes due March 31, 2000 in the aggregate principal amount of $56,500,000 (the "SENIOR NOTES") and their 15.6% Subordinated Secured Notes due March 31, 2000 in the aggregate principal amount of $3,000,000 (the "SUBORDINATED NOTES"; collectively with the Senior Notes, the "NOTES") UNDER and secured by the Trust Indenture dated as of March 31, 1990 from the Obligors to the Trustee (the "FIRST INDENTURE");

          WHEREAS, the Obligors and the Trustees entered into a First Supplemental Trust Indenture dated as of June 15, 1991 (the "FIRST SUPPLEMENTAL INDENTURE"), entered into a Second Supplemental Trust Indenture dated as of May 15,1993 (the "SECOND SUPPLEMENTAL INDENTURE"), entered into a Third Supplemental Trust Indenture dated as of April 12, 1995 (the "THIRD SUPPLEMENTAL INDENTURE"), and entered into a Fourth Supplemental Trust Indenture dated as of September 15, 1995 (the "FOURTH SUPPLEMENTAL INDENTURE"); the First Indenture as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture (the "ORIGINAL INDENTURE"), and as hereby amended and as the same may be further amended and supplemented from time to time being referred to as the "INDENTURE"; and

          WHEREAS, the Obligors have requested the holders of the Senior Notes and the Subordinated Notes to consent to certain amendments to the Indenture and the holders of all of the Notes outstanding have consented in writing to such changes and all other matters set forth in or effectuated by this Supplement; and

          WHEREAS, all things necessary to make this Supplement the valid obligation of the Obligors according to its tenor and effect have been done or authorized;

          NOW, THEREFORE, in consideration of the premises and of the sum of Ten Dollars and of other good and valuable consideration, receipt whereof upon the delivery of this Supplement the Obligors hereby acknowledge, and in order to strengthen the financial and operating condition of each and every Obligor, directly and indirectly, as a result of the enhanced ability of the Company to provide financial, accounting, consulting and administrative assistance and services to each other Obligor, and in order to secure the payment, subject to Section 10 of the Indenture, of both the principal of and interest and premium, if any, upon the Notes at any time outstanding thereunder according to their tenor and the provisions hereof, and further subject to Section 10 of the Indenture, to secure the faithful performance and observance of all the covenants and provisions in the Notes, the Note Agreements, the Pledge Agreements, the Mortgages and in the Indenture contained, the Obligors hereby covenant and agree with the Trustees for the equal and pro rata benefit of all present and future holders of all Notes issued under the Indenture, subject to Section 10 of the Indenture, without any preference, priority or distinction as follows:

SECTION 1.  DEFINITIONS.

          SECTION 1.1 DEFINITIONS CONTAINED IN THE ORIGINAL INDENTURE. Except as otherwise provided in Section 1.2 of this Supplement, words and phrases defined in the Original Indenture shall have the same meanings ascribed to them therein when used herein, unless the context or use indicates a different meaning or intent.

          SECTION 1.2 AMENDMENT OF CERTAIN DEFINITIONS CONTAINED IN THE ORIGINAL INDENTURE. Unless the context otherwise requires, the following definitions contained in Section 1.1 of the Original Indenture are hereby amended in their entirety as follows:

          "BANK DEBT" shall mean (i) indebtedness outstanding under the letter of credit facility provided under the Credit Agreement in an aggregate amount not to exceed $16,442,976.60 and referred to therein as the "Letters of Credit" and (ii) indebtedness outstanding under the term loan facility provided under the Credit Agreement upon termination of the Letters of Credit referred to in
(i) above in an aggregate principal amount not to exceed $16,442,976.60 and referred to therein as the "Terms Loans".

          "CONSOLIDATED SUBSIDIARY" shall mean each of the Principal Subsidiaries and any other Subsidiary (i) which is organized under the laws of the United States or any State thereof; (ii) which conducts all of its business and has all of its assets within the United States; (iii) of which more than 80% (by number of votes) of the Voting Stock is owned by the Company and/or one or more Consolidated Subsidiaries; (iv) which is engaged directly or through a subsidiary in the health care business in the United States; and (v) which is consolidated with the Company for financial reporting purposes in accordance with generally accepted accounting principles; provided, solely for purposes of
                                               --------
calculating Consolidated Cash Flow, Consolidated Current Assets, Consolidated Current Liabilities, Consolidated Debt Service, Consolidated Net Income, Consolidated Net Tangible Assets, Consolidated Pre-Tax Net Income, Consolidated Tangible Net Worth, Fixed Charges and Interest Expense, RMCI and all subsidiaries of RMCI shall be excluded from the definition of "Consolidated Subsidiaries".

          "CREDIT AGREEMENT" shall mean the Credit Agreement dated as of May 15, 1993, as amended as of April 12, 1995, as of September 15, 1995, as of August 15,1996, as of May 15, 1997 and as of June 4,1997 among the Company and certain Subsidiaries, as the Borrowers, Great Plains Hospital, Inc., The Haven Hospital, Inc., H.C. Partnership, HSA Hill Crest Corporation and H.C. Corporation, as the Guarantors, Societe Generale, New York Branch, First Union National Bank of North Carolina and Hibernia National Bank, as lenders, and Societe Generale, New York Branch, as Issuing Bank and Agent.

          "OVERDUE RATE" shall mean, at any time with respect to any Note, the greater of (A) a rate per annum equal to two (2) percent per annum plus the per
                                                                   ----
annum interest rate that would otherwise be in effect at such time under such Note and (B) the sum of the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate plus 1%.

          "SUPERIOR INDEBTEDNESS" shall mean (i) all obligations, liabilities and indebtedness of the Obligors to the holders of the Senior Secured Notes in an aggregate principal amount not to exceed $56,500,000 arising under the Senior Secured Notes, the Note Purchase Agreements and this Indenture, (ii) all obligations, liabilities and indebtedness in an aggregate amount not to exceed $16,442,976.60 created or arising under certain industrial development bonds of the Company or its Subsidiaries and associated letters of credit and reimbursement obligations in connection therewith under the Credit Agreement (including extensions, renewals and refundings thereof without increase in the outstanding principal amount under such facility at such time), (iii) all obligations, liabilities and indebtedness outstanding under the Credit Agreement arising under the "Term Loans" provided in the Credit Agreement in an aggregate principal amount not to exceed $16,442,976.60 (including extensions, renewals and refundings thereof without increase in the outstanding principal amount under such facility at such time), and (iv) additional indebtedness incurred after the date of the Original Indenture in an aggregate principal amount not to exceed $25,000,000, provided that all proceeds of such additional indebtedness are used exclusively to finance the acquisition, construction or renovation of facilities owned or acquired by the Company or any Subsidiary. Interest accrued on the indebtedness described in the foregoing clauses (i), (ii), (iii) and (iv) shall constitute "Superior Indebtedness" regardless of whether such interest accrues before or after the commencement of any bankruptcy, insolvency or receivership proceedings.

          SECTION 1.3 NEW DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein in the Indenture shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

            "ACQUISITION CORP." shall mean RHCI Acquisition Corp., a Delaware corporation and wholly-owned Subsidiary.

            "BONDS" shall have the meaning ascribed to such term in the Credit Agreement.

            "BOND DOCUMENTS" shall have the meaning ascribed to such term in the Credit Agreement.

          "FIFTH SUPPLEMENTAL INDENTURE" shall mean the Fifth Supplemental Trust Indenture dated as of June 1, 1997 between the Obligors and the Trustees.

          "FOURTH AMENDMENT" shall mean the Fourth Amendment to Credit Agreement, First Amendment to Waiver, Consent to Merger and Extension Agreement dated as of May 15, 1997 by and among the parties to the Credit Agreement.

            "GREENBRIER BONDS" shall have the meaning ascribed to such term in the Credit Agreement.

            "GULF COAST BONDS" shall have the meaning ascribed to such term in the Credit Agreement.

            "GULF COAST TERM NOTE" shall have the meaning ascribed to such term in the Credit Agreement.

            "HOUMA BONDS" shall have the meaning ascribed to such term in the Credit Agreement.

            "LETTERS OF CREDIT" shall have the meaning ascribed to such term in the Credit Agreement.

          "PLAN OF MERGER" shall mean that certain Agreement and Plan of Merger dated as of October 1, 1996 by and among the Company, Acquisition Corp. and RMCI.

          "RMCI" shall mean Ramsay Managed Care, Inc., a Delaware corporation, which term shall include the surviving corporation of the merger between RMCI and Acquisition Corp. pursuant to the Plan of Merger.

SECTION 2.  AMENDMENTS.

          SECTION 2.1  AMENDMENT OF SECTION 2.1 TO ORIGINAL INDENTURE.  Section
2.1 of the Original Indenture is hereby amended and restated in its entirety as follows:

            SECTION 2.1  THE NOTES.

                    (a) The Notes constitute the joint and several obligation of the Obligors and shall be issuable as fully registered Notes. The Notes will be dated the date of authentication and bear interest payable quarterly on March 31, June 30, September 30, and December 31 in each year (commencing June 30, 1990) and will mature on March 31, 2000. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

                    (b) The Senior Secured Notes shall be designated the
            Obligors' 11.6% Senior Secured Notes due March 31, 2000 and shall be limited to $56,500,000 in aggregate principal amount. The Senior Secured Notes will bear interest from the date of issue until maturity at an initial rate of 11.6% per annum, subject to adjustment as set forth therein, and will bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after maturity, whether by acceleration or otherwise, until paid, and will be in substantially the form attached hereto as Exhibit A.

                    (c) The Subordinated Secured Notes shall be designated the
            Obligors' 15.6% Subordinated Secured Notes due March 31, 2000 and shall be limited to $3,000,000 in aggregate principal amount. The Subordinated Secured Notes will bear interest from the date of issue until maturity at an initial rate of 15.6% per annum, subject to adjustment as set forth therein, and will bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after maturity, whether by acceleration or otherwise, until paid, and will be in substantially the form attached hereto as Exhibit B.

                    (d) The Trustee's certificate of authentication to be borne by such Notes shall be substantially of the tenor and purport as set forth in Exhibit A and Exhibit B hereto, and the Notes may have such letters, numbers or other marks of identification or designation and such legends or endorsements thereon as the Obligors may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or any rule or regulation made pursuant thereto.

          SECTION 2.2 AMENDMENT OF NOTES. Each of the Outstanding Senior Secured Notes (the "EXISTING SENIOR NOTES") is hereby amended and restated to be in the form set forth in Exhibit A attached hereto (the Existing Senior Notes, as so amended and restated, are referred to herein, collectively, as the "AMENDED SENIOR NOTES"), and each of the Outstanding Subordinated Secured Notes (the "EXISTING SUBORDINATED NOTES") is hereby amended and restated to be in the form set forth in Exhibit B attached hereto (the Existing Subordinated Notes, as so amended and restated, are referred to herein, collectively, as the "AMENDED SUBORDINATED NOTES" and, together with the Amended Senior Notes, collectively referred to as the "AMENDED NOTES"). Each of the Existing Senior Notes and Existing Subordinated Notes shall be deemed so amended and restated (without any action required on the part of the Obligors or any holder of Notes) to be consistent with the terms and provisions of the Amended Senior Notes and Amended Subordinated Notes, respectively. If, after the date of this Supplement, the Obligors shall issue any new Senior Secured Notes or Subordinated Secured Notes, each of such Notes shall be in the form of the Amended Senior Notes or Amended Subordinated Notes, as the case may be. Promptly upon request of the holder of a Note, the Obligors shall issue to such holder an Amended Senior Note or Amended Subordinated Note, as the case may be, in exchange and substitution for the Existing Senior Note or Existing Subordinated Note held by such holder, and otherwise in accordance with the provisions of Sections 2.6, 2.7 and 2.8 of the Original Indenture. Each reference in the Indenture, any Pledge Agreement or any Mortgage to a "Note" or the "Notes" shall be deemed to be a reference to, respectively, an Amended Note and the Amended Notes. The Amended Notes shall be and are entitled to all of the rights and benefits provided for the Notes in the Indenture, the Pledge Agreements, the Mortgages and any other document or agreement securing the Notes.

          SECTION 2.3  AMENDMENT OF SECTION 3.17 OF THE ORIGINAL INDENTURE.
Section 3.17 of the Original Indenture is amended and restated to read in its entirety as follows:

                    SECTION 3.17 FIXED CHARGE COVERAGE. The Company will, as of the end of each fiscal quarter, keep and maintain the ratio of
            (i) the sum of (A)

            Consolidated Cash Flow plus (B) Rentals to (ii) Fixed Charges for the most recent four fiscal quarters, at not less than (u) 1.5 to 1, in the case of any determination being made hereunder on or prior to December 31, 1995, (v) 1.75 to 1, in the case of any determination being made hereunder as of the end of the fiscal quarter ending March 31, 1996, (w) 1.4 to 1, in the case of any determination being made as of the end of any fiscal quarter ending subsequent to April 1, 1996 and on or before September 30, 1998, (x) 1.5 to 1, in the case of any determination being made as of the end of any fiscal quarter ending subsequent to October 1, 1998 and on or before June 30, 1999, (y) 1.75 to 1, in the case of any determination being made as of the end of any fiscal quarter ending subsequent to July 1, 1999 and on or before December 31, 1999, and (z) 2 to 1, in the case of any determination being made as of the end of any fiscal quarter ending on or after March 31, 2000.

            SECTION 2.4 AMENDMENT OF SECTION 3.18(A) OF THE ORIGINAL INDENTURE.

          (a) Subsection (14) of Section 3.18(a) of the Original Indenture is amended and restated to read in its entirety as follows:

                    (14) Guaranties of the Company and any Consolidated
            Subsidiary (other than the Principal Subsidiaries) entered into pursuant to the Credit Agreement; provided that any such Guaranties entered into by Subsidiaries (other than the obligors under the Credit Agreement) after the date of the Fifth Supplemental Indenture shall be for the equal and pro rata benefit of the Lenders under the Credit Agreement and the holders of the Notes.

          (b) Subsection (15) of Section 3.18(a) of the Original Indenture is amended and restated to read in its entirety as follows:

                    (15) Indebtedness (A) of RMCI owed from time to time to Paul
            Ramsay Hospitals Pty. Limited, an Australian corporation, or to an Affiliate thereof, and (B) owed to an Affiliate of the Company;

            provided, no payments of interest or principal shall be required or
            --------
            permitted in respect of such Indebtedness while any of the Notes are Outstanding, and copies of all instruments and any other agreements evidencing or governing the terms of payment of such indebtedness are provided to the holders of the Notes simultaneously with the incurring of such Indebtedness;

          SECTION 2.5 AMENDMENT OF SECTION 3.20 OF THE ORIGINAL INDENTURE.
Section 3.20 of the Original Indenture is amended by inserting the following paragraph at the end of such section:

          Any provisions in this Section 3.20 or in any other Section of this Indenture to the contrary notwithstanding, (i) neither the Company nor any Subsidiary shall, directly or indirectly, make any investments in, or loans, advances or extensions of credit to, RMCI (other than the investment made in the creation of Acquisition Corp. to effect the merger between RMCI and Acquisition Corp. as described in the Plan of Merger), and (ii) RMCI may distribute cash or other Property to the Company.

          SECTION 2.6 AMENDMENT OF SECTION 3.21(E) OF THE ORIGINAL INDENTURE.
Section 3.21(e) of the Original Indenture is amended and restated to read in its entirety as follows:

          (e) The Company will not, and will not permit any Consolidated Subsidiary to (i) sell, lease or otherwise dispose of any asset mortgaged or pledged pursuant to the Mortgages or the Pledge Agreements or otherwise constituting security for the Notes, (ii) sell or otherwise dispose of any receivables for consideration less than the stated value thereof, or (iii) consolidate or merge with RMCI (excluding the merger between Acquisition Corp. and RMCI pursuant to the Plan of Merger).

          SECTION 2.7 AMENDMENT OF SECTION 3.25(A) OF THE ORIGINAL INDENTURE.
Section 3.25(a) of the Original Indenture is amended and restated to read in its entirety as follows:

          (a) investments, loans and advances by the Company and its Consolidated Subsidiaries in and to Consolidated Subsidiaries (other than RMCI), including any investments in a corporation engaged in the business of operating psychiatric hospitals in the United States which, after giving effect to such investment, will become a Consolidated Subsidiary; provided, at the time of such
                                                   --------
investment and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing, and provided further, no Principal Subsidiary shall make any
                ----------------
investment in any entity other than the Company or another Principal Subsidiary;

          SECTION 2.8  AMENDMENT OF SECTION 3.28 OF THE ORIGINAL INDENTURE.
Section 3.28 of the Original Indenture is amended and restated to read in its entirety as follows:

            SECTION 3.28 AMENDMENT AND MODIFICATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS.

          (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, amend, modify or supplement any term, provision or condition of (i) the Credit Agreement or any document ancillary or related thereto, or (ii) any agreement, document, instrument or notes evidencing any existing or future Subordinated Funded Indebtedness without the prior written consent of the Required Holders; provided that the provisions of this Section 3.28(a)(ii) shall not prohibit the exchange of the Company's Subordinated Promissory Note for shares of its Class C Convertible Preferred Stock permitted by the provisions of Section 3.24(a)(v). Without limiting the foregoing, the Company will not, and will not permit any Subsidiary to, directly or indirectly, pledge any additional security for the performance of the obligations and liabilities of the obligors under the Credit Agreement (exclusive of security representing proceeds of existing security or Property subject to the effect of so-called "after-acquired" Lien provisions of the Credit Agreement and related documents existing as of June 4, 1997), except as required pursuant to Section 3.6(b) of the Fifth Supplemental Indenture or Sections 8(c)(i) or 8(d) of the Fourth Amendment.

          (b) The Company will not, and will not permit any Subsidiary to, directly or indirectly, (i) agree to any amendment in the terms of the Bond Documents which has the effect of (A) increasing the rate of interest payable under the Bonds (excluding changes pursuant to provisions currently existing in the Bond Documents), (B) changing the schedules of payments under the Bonds, or (C) requiring the payment of additional fees or other compensation to any holders of Bonds, or (ii) voluntarily redeem or make any prepayments in respect of the Bonds (other than regularly scheduled payments), except for (A) redemption of the Houma Bonds on or after September 1, 1997, and (B) redemption of the Greenbrier Bonds and the Gulf Coast Bonds on or after August 1, 1998;

provided, any reimbursement obligations of the Company or any Consolidated
--------
Subsidiary arising from drawings upon Letters of Credit to effect a redemption referred to in clauses (ii)(A) or (ii)(B) shall not be due and payable prior to September 30, 1997 or September 30, 1998, respectively.

          SECTION 2.9 AMENDMENT OF SECTION 5.2 OF THE ORIGINAL INDENTURE.
Section 5.2 of the Original Indenture shall be amended and restated in its entirety as follows:

            SECTION 5.2  MANDATORY PREPAYMENT.

          (a) The Obligors agree that they will prepay the Senior Secured Notes at 100% of the principal amount of the Senior Secured Notes to be prepaid on March 31 and September 30 of each of the years and in the principal amount as follows:

Prepayment            Principal       Prepayment      Principal
Date                    Amount           Date           Amount
----                   -------           ----           ------
March 31, 1993        $2,825,000  March 31, 1997      $3,531,250
September 30, 1993     2,825,000  September 30, 1997   3,531,250
March 31, 1994         2,825,000  March 31, 1998       3,531,250
September 30, 1994     2,825,000  September 30, 1998   3,531,250
March 31, 1995         3,531,250  March 31, 1999       3,937,340
September 30, 1995     3,531,250  September 30, 1999   3,937,340
March 31, 1996         3,531,250
September 30, 1996     3,531,250

  (b) Subject to Section 10 hereof, the Obligors agree that they will prepay the Subordinated Secured Notes at 100% of the principal amount of the Subordinated Secured Notes to be prepaid on March 31 and September 30 of each of the years and in the principal amounts as follows:

Prepayment             Principal       Prepayment       Principal
Date                    Amount            Date           Amount
----                    ------            ----           ------
March 31, 1994        $230,769.23  March 31, 1997      $230,769.23
September 30, 1994     230,769.23  September 30, 1997   230,769.23
March 31, 1995         230,769.23  March 31, 1998       230,769.23
September 30, 1995     230,769.23  September 30, 1998   230,769.23
March 31, 1996         230,769.23  March 31, 1999       230,769.23
September 30, 1996     230,769.23  September 30, 1999   230,769.23

(c) The Obligors agree that on September 30,1998 they will make, in addition to the prepayments required on such date pursuant to Section 5.2(a) and
Section 5.2(b), a prepayment in respect of the principal amount of the Senior Secured Notes in the aggregate amount of $5,137,980.77, such prepayment to be shared pro rata by the holders of the Senior Secured
Notes, which prepayment shall be accompanied by a premium on such principal amount equal to the Yield-Maintenance Premium.

(d) The Company will give prompt written notice (the "TERM NOTE PAYMENT NOTICE") to the Trustees and all holders of Senior Secured Notes upon any principal payment made in respect of the Gulf Coast Term Note at a time when the principal balance of the Gulf Coast Term Note is less than $2,800,000, or which has the effect of reducing the principal balance of the Gulf Coast
Term Note to less than $2,800,000.  The Term Note Payment Notice shall (i)
refer to this Section 5.2(d) and the rights of the holders of the Senior
Secured Notes to require a prepayment in respect of their Senior Secured
Notes on the terms and conditions provided for herein, (ii) contain an offer by the Obligors to prepay a principal amount in respect of the Senior Secured Notes in an amount which, together with all previous principal prepayments, if any, made pursuant to this Section 5.2(d), is equal to twice the amount by which the principal balance of the Gulf Coast Term Note is less than $2,800,000, together with accrued interest thereon to the date of prepayment and a premium equal to the Yield-Maintenance Premium and
(iii) set forth the date, which shall be not less than 15 nor more than 30 days following the date of the Term Note Payment Notice, on which the
Obligors will make such prepayment.  Each holder of the Senior Secured
Notes shall have the right to accept such offer and require such prepayment by written notice to the Company given within 15 days following receipt of
the Term Note Payment Notice.   The Obligors shall, on the prepayment date
set forth in the Term Note Payment Notice, make a principal prepayment in respect of each Senior Secured Note held by a holder who has accepted such offer of prepayment in an amount equal to a pro rata portion of the amount prescribed by clause (ii), based on the principal balance of such Note relative to the aggregate principal balance of all Outstanding Senior
Secured Notes as of the date of such prepayment, together with the applicable pro rata amount of the Yield-Maintenance Premium.

  (e) Upon full and complete satisfaction of all obligations and liabilities of the Company and other Obligors under the Credit Agreement (as evidenced by a certificate from the Agent under the Credit Agreement to that effect), the Obligors shall make a prepayment in respect of the principal amount of the Notes, subject to Section 10 hereof, within five (5) Business Days after the sale by the Company or any Subsidiary of any Property which, together with any other Property sold by the Company or any Subsidiary on or after the date such obligations and liabilities have been satisfied, has an aggregate value of more than $500,000. Such prepayment shall be in an amount equal to the proceeds of such sale, after deducting ordinary and reasonable costs of sale (including taxes payable in respect of such sale), unless satisfactory evidence is delivered to the Required Holders that such proceeds are to be promptly reinvested in replacement Property.

(f) Subject to Section 10 hereof, the Obligors agree that they will pay the entire unpaid principal amount of the Notes at maturity on March 31, 2000. Prepayment of less than all of the Notes pursuant to the provisions of
Section 5.3, or Section 5.4 shall not relieve the Obligors of their obligation pursuant to this Section 5.2.

     SECTION 2.10 AMENDMENT OF SECTION 5.4 OF THE ORIGINAL INDENTURE. The definitions of "Called Principal", "Settlement Date" and "Yield-Maintenance Premium" appearing in Section 5.4 of the Original Indenture are amended and restated in their entirety respectively as follows:

  "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Sections 5.2(c), 5.2(d), 5.2(e), 5.3, 5.4, or 5.5 hereof (any partial prepayment pursuant to Sections
5.2(d), 5.2(e), 5.3, 5.4, or 5.5 hereof being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates), or that is declared to be immediately due and payable pursuant to
Section 6.2 hereof, as the context requires.

  "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Sections 5.2(c), 5.2(d), 5.2(e), 5.3, 5.4, or 5.5 hereof or is declared to be immediately due and payable pursuant to Section 6.2 hereof, as the context requires.

  "YIELD-MAINTENANCE PREMIUM" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called
Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield Maintenance Premium shall in no event be less than zero. Any provisions of this Section 5.4 to the contrary notwithstanding, the Yield-Maintenance Premium, if any, payable in connection with a prepayment pursuant to Section 5.2(c) of this Indenture shall be calculated assuming (i) the Called Principal is $5,137,980.77, (ii) the Settlement Date is September 30, 1998, (iii) the Remaining Scheduled Payments consists of a payment on March 31, 1999, of principal in the amount of $5,137,980.77, and interest in the amount of the interest accrued on such principal amount from the Settlement Date through and including March 31, 1999, (iv) the Remaining Average Life is one-half of one year, and (v) the Discounted Value is calculated using a discount factor equal to the Reinvestment Yield plus one-half of one percent (1/2%)
                                       ----
per annum.

     SECTION 2.11  AMENDMENT OF SECTION 6.1 OF THE ORIGINAL INDENTURE.

  (a) Section 6.1 of the Original Indenture is amended by amending and restating Subsection 6.1(g) to read in its entirety as follows:

    (g) the existence of an Event of Default under (and as defined in) the Credit Agreement;

  (b) Section 6.1 of the Original Indenture is amended by deleting "or" appearing at the end of subsection 6.1(o), and amending and restating Subsection 6.1(p) to read in its entirety as follows:

    (p) without limiting the provisions of Subsection 6.1(g), if the Company or any Consolidated Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or any obligation under any Capitalized Lease, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Consolidated Subsidiary fails to perform or observe any other Agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds $1,000,000;

  (c) Section 6.1 of the Original Indenture is amended by inserting the following as Subsections 6.1(q) and 6.1(r) thereof:

    (q) if the maturity of any Bond is accelerated for any reason, unless at the time of acceleration, prepayment or redemption of such Bond so accelerated would be permitted by Section 3.28(b) of this Indenture; or

    (r) the existence of an Event of Default under, and as defined in, that certain Guarantee dated as of June 4, 1997 by Paul J. Ramsay and Paul Ramsay Holdings Pty. Ltd. in favor of the Trustees and the holders of the Notes.

      SECTION 2.12 AMENDMENT OF EXHIBITS TO ORIGINAL INDENTURE. Exhibits A and B to the Original Indenture are amended by substituting therefor Exhibits A and B, respectively, attached to this Supplement.

SECTION 3.  MISCELLANEOUS.

  SECTION 3.1 APPLICABILITY OF THE ORIGINAL INDENTURE. The provisions of the Original Indenture, as supplemented and amended by this Supplement, are hereby ratified, approved and confirmed and remain in full force and effect. This Supplement shall be construed as having been authorized, executed and delivered under the provisions of Section 8.2 of the Indenture.

  SECTION 3.2 COUNTERPARTS. This Supplement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

  SECTION 3.3 NO LEGEND REQUIRED. Any and all notices, requests, certificates and any other instruments, including the Notes, may refer to the Indenture or the Trust Indenture dated as of March 31, 1990, without making specific reference to this Supplement, but nevertheless all such references shall be deemed to include this Supplement unless the context shall otherwise require.

  SECTION 3.4 NO RESPONSIBILITY OF TRUSTEES FOR RECITALS. The recitals and statements contained in this Supplement shall be taken as the recitals and statements of the Obligors, and the Trustees assume no responsibility for the correctness of the same.

  SECTION 3.5 CONSENT OF LENDERS TO SUPPLEMENT. The Company represents and covenants that it has obtained the written consent of the Requisite Lenders (as defined in the Credit Agreement) to its execution of this Supplement.

  SECTION 3.6 FURNISHING OF DOCUMENTS. On or before July 15, 1997 or, in the case of Liens to be granted to or for the equal and pro rata benefit of the Lenders under the Credit Agreement and the holders of the Notes, such earlier date as may be required under the Credit Agreement, the Company will execute and deliver or furnish, or cause to be executed or delivered or furnished, as the case may be, to the Trustees, the following:

    (a) depositary account agreements with respect to each of the Obligors' deposit accounts, for the equal and pro rata benefit of the holders of Notes, duly executed by the depositary banks relating thereto;

    (b) for the equal and pro rata benefit of the holders of the Notes and the Lenders under the Credit Agreement, (i) mortgages and security agreements granting Liens to the Trustees and the Agent under the
  Credit Agreement, in and upon all currently unencumbered Property of the Company, RMCI and all Subsidiaries of such Persons (excluding (A)
  Desert Vista Hospital and the Property located thereat, (B) Property of the Principal Subsidiaries, (C) Property of the obligors under the
  Credit Agreement, and (D) the real Property and improvements thereon commonly known as Three Rivers Hospital owned by Ramsay Louisiana,
  Inc., but including any contract now existing or hereafter entered into for the sale of the Three Rivers Hospital and the proceeds thereof); such mortgages and security agreements shall contain provisions requiring the release of such Liens from the Property covered thereby upon payment to the Trustees and such Agent of the proceeds of a sale to a third party of such Property approved by the Required Holders and Requisite Lenders under the Credit Agreement; and
  (ii) joint and several Guaranties of all Subsidiaries of the Company other than the Obligors, the obligors under the Credit Agreement, HSA
  Hill Crest Corporation, H.C. Corporation and H.C. Partnership. The
  foregoing Liens and Guaranties shall be governed by the terms of the Intercreditor Agreement dated as of December 4, 1996 by and among
  Societe Generale, as Agent under the Credit Agreement and the
  Trustees, as appropriately amended and pursuant to documentation reasonably satisfactory to the Agent and the Trustees; provided, the
                                                         ---------
  Company shall not be in default of this Section 3.6(b) in the event that the Agent and the Trustees do not agree on such amendments or documentation;

    (c) title insurance policies insuring the Liens of the mortgages, if any, described in Section 3.6(b) above as first priority Liens, subject to no exceptions to title except as approved by the Required Holders;

    (d) UCC searches in all appropriate jurisdictions, confirming the perfection and first priority of the Liens of the security agreements described in
  Section 3.6(b) above with respect to all Property covered by such security agreements in which a security interest may be perfected by the filing of a UCC statement; provided, the date by which the search in any jurisdiction
                 --------
  shall be required to be delivered to the Trustees shall be extended, as necessary, to take into account any delay in the filing office in such jurisdiction in making filing information available and current;

    (e) such other documents, instruments or other agreements (including but not limited to stock certificates evidencing shares of stock in RMCI and other Subsidiaries) as may be reasonably required by the Required
  Holders to perfect the Liens granted by the mortgages and security agreements described in Section 3.6(b) above; and

    (f) such opinions of counsel to the Obligors as the Required Holders may reasonably request in connection with the execution and delivery of the documents required pursuant to this Section 3.6, concerning the authorization, execution, delivery, effectiveness and enforceability of such documents.

All documents, agreements and other information executed and delivered and/or furnished pursuant to this Section 3.6 shall be in form and substance satisfactory to the Required Holders. Within thirty (30) days after receipt of an appropriate invoice or statement, the Obligors shall pay all reasonable costs and expenses incurred or associated with the requirements of this Section 3.6, including but not limited to the reasonable fees and disbursements of counsel to the Trustees and of counsel to the holders of the Notes.

  SECTION 3.7 EXECUTION AND DELIVERY OF MORTGAGE AMENDMENTS. Promptly upon request of the Required Holders, the Obligors shall promptly execute and deliver to the Trustees such amendments of any of the Mortgages as the Required Holders deem reasonably necessary or desirable to reflect the amendment and restatement of the Existing Senior Notes and the Existing Subordinated Notes effected hereby.

  SECTION 3.8 PAYMENT OF FEES AND EXPENSES OF NOTEHOLDERS AND TRUSTEES. Within thirty (30) days after receipt of an appropriate invoice or statement, the Obligors shall pay all reasonable costs and expenses incurred or associated with the execution and delivery of this Supplement or the enforcement or administration hereof, including but not limited to recording and filing fees and charges, search fees, title insurance premiums and the reasonable fees and disbursements of counsel to the Trustees and of counsel to the holders of the Notes.

  SECTION 3.9 PAYMENT OF ADMINISTRATIVE FEE. The Company has paid to the Trustee for the ratable benefit of the holders of the Notes an administrative fee in the aggregate amount of $92,045.

  SECTION 3.10 NO CONFLICTS, ETC. The Obligors warrant and represent to the Trustees, for the benefit of the holders of the Notes, that they have the right and power and are duly authorized and empowered to enter into, executes, deliver and perform this Supplement and each of the documents contemplated to be executed and delivered by them pursuant to Section 3.6 of this Supplement. This Supplement has been duly authorized and approved by all necessary corporate action of the Obligors, and is the legal, valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by the application of general principles of equity. The execution, delivery and performance of this Supplement and the documents contemplated to be executed and delivered by the Obligors pursuant to
Section 3.6 of this Supplement will not conflict with, nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (except Liens permitted by the Indenture) upon any Property of the Obligors under, the provisions of any agreement, charter instrument, bylaw, or other instrument to which any Obligor is a party or by which it may be bound.

  IN WITNESS WHEREOF, each Obligor has caused this Supplement to be executed on its behalf by its President or Vice President and Vice President or Secretary or Assistant Secretary; and THE BANK OF NEW YORK. In evidence of its acceptance of the trusts hereby created, has caused this Indenture to be executed on its behalf by one of its Corporate Trust Officers and attested by one of its authorized officers, and Thomas Zakrzewski in token of his acceptance of the trusts hereby created, has hereunto set his hand, all as of the date first above written.

                                          RAMSAY HEALTH CARE, INC.


                                          By _________________________
                                                 Its President



ATTEST:



_________________________
     Secretary

                                          BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.



                                          By_________________________________
                                              Its President

ATTEST:


_________________________
  Secretary

                                          CUMBERLAND MENTAL HEALTH, INC.



                                          By_________________________________
                                              Its President

ATTEST:


_________________________
  Secretary

                                          EAST CAROLINA PSYCHIATRIC SERVICES
                                            CORPORATION



                                          By_________________________________
                                              Its President

ATTEST:


_________________________
  Secretary

                                          HAVENWYCK HOSPITAL, INC.



                                          By_________________________________
                                              Its President

ATTEST:


_________________________
  Secretary


                                          MESA PSYCHIATRIC HOSPITAL, INC.



                                          By_________________________________
                                              Its President

ATTEST:


_________________________
  Secretary

                                          PSYCHIATRIC INSTITUTE OF WEST
                                           VIRGINIA, INC.



                                          By_________________________________
                                              Its President

ATTEST:


_________________________
  Secretary

                                          THE BANK OF NEW YORK
                                          as Corporate Trustee


                                          By_________________________________
                                          Name:  REMO J. REALE
                                          Title:  ASSISTANT VICE PRESIDENT

ATTEST:


_________________________
  Secretary

MARIE E. TRIMBOLI
Assistant Treasurer
                                        ___________________________________
                                          Thomas Zakrzewski
                                          As Individual Trustee